SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 22, 2005

CardioVascular BioTherapeutics, Inc.

______________

(Exact name of registrant as specified in its charter)

Delaware	333-119199	33-0795984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 West Horizon Ridge Parkway, Suite 100

Henderson, Nevada

89012

(Address of Principal Executive Offices)

(Zip Code)

Registrant's telephone number, including area code: 702-248-1174

(Former name or former address, if changed since last report)

Item 8.01 Other Events:

CardioVascular BioTherapeutics, Inc. held its 2005 Annual Meeting of Stockholders on Monday, May 23, 2005 at 10:00 a.m., Pacific Time, at Green Valley Ranch Resort & Spa, 2300 Paseo Verde Drive, Henderson, Nevada 89052. The company filed proxy statements on Schedule 14A with the SEC and mailed the proxy statements to Shareholders of Record on April 19, 2005.

There were present in person or by proxy at said meeting stockholders holding 108,725,267 voting rights, representing 90.5% of the total number of voting rights outstanding and entitled to be voted at the meeting, representing a quorum.

There were four proposals on the ballot. All four proposals were passed by the shareholders at the meeting: 1) Re-election of Board members, 2) Proposal to ratify appointment of Singer Lewak Greenbaum & Goldstein LLP as the independent registered public accounting firm of the company for the fiscal year ending December 31, 2005, 3) Proposal to amend the company's certificate of Incorporation to increase the number of authorized shares of common stock to 400,000,000, and 4) Proposal to authorize the Board of Directors to approve a 2:1 common stock split if it determines it is in the best interest of the company, to be executed, if at all, by the 2006 annual meeting of shareholders, by amending the certificate of incorporation.

The following Board members were re-elected and will continue serving on the Board of Directors; Daniel Montano, John W. Jacobs, Mickael A. Flaa, Thomas Stegmann, Wolfgang Priemer, Alexander Montano, Thomas L. Ingram, Robert Levin, Gary Abromovitz, Joong Ki Baik, Grant Gordon.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

Date: June 22, 2005 By: /s/ Mickael A. Flaa

Michael A. Flaa

Chief Financial Officer